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                                                                     EXHIBIT 5.1
(214) 969-1363

                               October 24, 1997


Encore Wire Corporation
1410 Millwood Road
McKinney, Texas  75069

Dear Sirs:

        We have acted as counsel for Encore Wire Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 150,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company for issuance pursuant to the Company's 1989 Stock Option Plan (the "Plan").

        In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. We are familiar with the corporate proceedings of the Company relating to the adoption of the Plan and the proposed issuance of the Shares pursuant to the Plan. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

        On the basis of the foregoing, we advise you that in our opinion:

                (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas; and

                (2) The Shares, when issued and delivered upon the due exercise of options duly granted under the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                          Respectfully submitted,

                                          THOMPSON & KNIGHT,
                                          A Professional Corporation


                                          By: /s/ Jack M. Little
                                              ----------------------------------
                                              Jack M. Little, Attorney

JML/JER/lrm